APPENDIX H

                      CODE OF ETHICS AND POLICIES GOVERNING
                        PERSONAL SECURITIES TRANSACTIONS

                             Adopted August 9, 2006


INTRODUCTION

High ethical standards are essential for the success of Edgewood Management LLC (the "Adviser"), and to maintain the confidence of its CLIENTS. The Adviser's long-term business interests are best served by adherence to the principle that its clients' interests come first. Further, the Adviser has a fiduciary duty to its clients that requires individuals associated with the Adviser to act solely for the benefit of its CLIENTS. All the Adviser's personnel, including directors, officers and employees of the Adviser, are obligated to put the interests of the Adviser's CLIENTS before their own personal interests and to act honestly and fairly in all respects in dealings with CLIENTS. All the Adviser's personnel are also required to comply with all applicable federal securities laws.

This Code of Ethics (the "Code") has been adopted by the Adviser with respect to Adviser's investment advisory services to all of its CLIENTS, including each client that is a U.S. registered investment company or series thereof (each, a "CLIENT"). The Code establishes standards and procedures for the detection and prevention of inappropriate personal securities transactions by persons having knowledge of the investments and investment intentions of a CLIENT and addresses other situations involving a potential conflict of interest. Definitions of UNDERLINED terms are included in Appendix H1.

This Code is intended to ensure that the personal securities transactions of persons subject to the Code are conducted in accordance with the following principles:

          (i)   the duty at all times to place first the interests of CLIENTS;

          (ii) the requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's responsibility and position of trust; and

          (iii) the fundamental standard that Adviser personnel not take inappropriate advantage of their positions.

The Adviser considers adherence to the Code and the related restrictions on personal trading and compliance with all applicable federal securities laws basic conditions of employment. If the Adviser's personnel have any doubt as to the propriety of any activity, such personnel should consult with Fausto Rotundo, the Chief Compliance Officer of the Adviser, or his designee, who is charged with the administration of this Code, has general compliance responsibility for the Adviser and may offer guidance on securities laws and acceptable practices.

Adviser forbids any director, officer and employee from engaging in any conduct that is contrary to this Code or Adviser's Insider Trading Policy and Related Procedures. All ACCESS PERSONS are subject to the Code's restrictions and requirements regarding opening securities accounts, effecting securities transactions, reporting securities transactions, maintaining information and documents in a confidential manner and other matters. It is the responsibility of each ACCESS PERSON to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code or otherwise prohibited by any applicable law. Personal securities transactions for ACCESS PERSONS in COVERED SECURITIES may be effected only in accordance with the provisions of this Code.

Failure to comply with this Code is a very serious matter and may result in disciplinary action, including, among other things, monetary fines, disgorgement of profits, and suspension or termination of employment.

I.   APPLICABILITY OF THE CODE

     This Code applies to all Personal Accounts of all ACCESS PERSONS.



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     A.   A Personal Account includes an account maintained by or for:

          1. An ACCESS PERSON'S spouse (other than a legally separated or divorced spouse of the ACCESS PERSON) and minor children;

          2. Any IMMEDIATE FAMILY members who live in the ACCESS PERSON's household and any other individuals who live in the ACCESS PERSON'S household and over whose purchases, sales or other trading activities the ACCESS PERSON exercises control or investment discretion;

          3. Any persons to whom the ACCESS PERSON provides primary financial support, and either (i) whose financial affairs the ACCESS PERSON controls, or (ii) for whom the ACCESS PERSON provides discretionary advisory services; and

          4. Any partnership, corporation, or other entity of which the ACCESS PERSON has 25% or greater Beneficial Ownership, or in which the ACCESS PERSON exercises effective control.

     B. A Personal Account does not include any account for which a ACCESS PERSON serves as trustee of a trust for the benefit of (i) a person to whom the ACCESS PERSON does not provide primary financial support or
          (ii) an independent third party.

     C. A Personal Account of an ACCESS PERSON that is managed by another ACCESS PERSON is considered to be a Personal Account only of the ACCESS PERSON who has BENEFICIAL OWNERSHIP in the Personal Account. The account is considered to be a CLIENT Account with respect to the ACCESS PERSON managing the Personal Account.

          The Compliance Officer will maintain a comprehensive list of all ACCESS PERSONS and Personal Accounts.

II.  PRE-TRADE CLEARANCE OF TRANSACTIONS IN PERSONAL ACCOUNTS

     An ACCESS PERSON must obtain the prior written approval of the Compliance Officer or his designee, before engaging in any transaction in COVERED SECURITIES in his or her Personal Account. The Compliance Officer must obtain the prior written approval of Nicholas Stephens or Michael Parodi before engaging in any transaction in COVERED SECURITIES in his Personal Account. The Compliance Officer or his designee (who must have no personal interest in the subject transaction) may approve a transaction if he concludes that the transaction would comply with the provisions of this Code and is not likely to have any adverse economic impact on a Client Account. The Compliance Officer will only approve a personal securities transaction by an ACCESS PERSON in the opposite direction as client transactions if he concludes that, taking all factors into consideration (such as the size of the proposed transaction and the nature of the security), Edgewood's clients will not be disadvantaged. A request for Pre-Trade Clearance must be made by completing the Pre-Trade Clearance Form in advance of the contemplated transaction.

     Any approval given under this paragraph will remain in effect for 48 hours.

     A.   Exceptions from Pre-Trade Clearance Provisions

          In recognition of the de minimis or involuntary nature of certain transactions, this section sets forth exceptions from the Pre-Trade Clearance requirements. Unless otherwise provided, the other restrictions and reporting obligations of the Code will continue to apply to any transaction excluded from Pre-Trade Clearance pursuant to this Section.

          Accordingly, the following transactions in COVERED SECURITIES will be excluded from the Pre-Trade Clearance requirements:

          1. Purchases or sales that are non-volitional on the part of the ACCESS PERSON such as mandatory purchases or sales effected pursuant to option assignments or purchases that are made pursuant to an Automatic Investment Plan;

          2. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of the issuer's securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

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          3.   Transactions effected in, and the holdings of, any account over which the ACCESS PERSON has no direct or indirect influence or control (e.g., blind trust, discretionary account or trust managed by a third party).

III. PROHIBITED TRANSACTIONS

     A.   Prohibition Against Fraudulent Conduct

          No director, officer or employee may use any information concerning a SECURITY HELD OR TO BE ACQUIRED by a client, or his or her ability to influence any investment decisions, for personal gain or in a manner detrimental to the interests of a client. In addition, no director, officer or employee shall, directly or indirectly:

          a. employ any device, scheme or artifice to defraud a CLIENT or engage in any manipulative practice with respect to a CLIENT;

          b. make to a CLIENT, any untrue statement of a material fact or omit to state to a CLIENT a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          c. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a CLIENT; or

          d.   engage in any manipulative practice with respect to a CLIENT.

     B.   Confidentiality

          Except as required in the normal course of carrying out their business responsibilities, no director, officer or employee shall reveal information relating to the investment intentions or activities of any CLIENT, or securities that are being considered for PURCHASE OR SALE on behalf of any CLIENT.

     C.   Blackout Period

          ACCESS PERSONS shall not PURCHASE OR SELL a COVERED SECURITY in an account over which they have direct or indirect influence or control on a day during which they know or should have known a CLIENT has a pending or executed "buy" or "sell" order in that same security unless the ACCESS PERSON trades in the same direction as the client and receives an execution price equal to or less favorable than the Client's order. For purposes of this section, the (i) common stock and any fixed income security of an issuer shall not be deemed to be the same security; and (ii) common stock and any option, right or warrant to purchase or sell the common stock shall not be deemed to be the same security; and (iii) convertible preferred stock shall be deemed to be the same security as both the common stock and fixed income securities of that issuer, and (iv) non-convertible preferred stock of an issuer shall be deemed to be the same security as the fixed income securities of that issuer. The designated review officer may grant exceptions to this prohibition in whole or in part and upon such conditions as the review officer may impose if the review officer determines that no harm resulted to a client.

          a.   Blackout Period Exclusions and Definitions

               The following transactions shall not be prohibited by this Code and are not subject to the limitations of Section III.C:

               |X| PURCHASES OR SALES of COVERED SECURITIES, where all of the following conditions are met:

                    (i) the company has a market capitalization over $2 billion;

                    (ii) the share market price is not less than $10.00 per share;

                    (iii) the shares have average daily trading volume over 1
                          million shares during the last three calendar months;

                    (iv) the transaction(s) conducted the same day by/for CLIENT(S) involve fewer than 0.50% of average daily trading volume during the last three calendar months; and

                    (v) the transaction(s) conducted the same day by/for ACCESS PERSON(S) involve fewer than 0.50% of average daily trading volume during the last three calendar months;

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               |X|  PURCHASES OR SALES over which the ACCESS PERSON has no
                    direct or indirect influence or control (for this purpose, you are deemed to have direct or indirect influence or control over the accounts of a spouse, minor children and relatives residing in the ACCESS PERSON'S home);

               |X| purchases that are part of an automatic dividend reinvestment plan;

               |X| PURCHASES OR SALES which are non-volitional on the part of the ACCESS PERSON; and

               |X| purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

     D.   Undue Influence

          ACCESS PERSONS shall not cause or attempt to cause any CLIENT to purchase, sell or hold any security in a manner calculated to create any personal benefit to them and shall not recommend any securities transactions for a CLIENT without having disclosed their interest, if any, in such securities or the issuer thereof, including, without limitation, (i) BENEFICIAL OWNERSHIP of any securities of such issuer,
          (ii) any position with such issuer or its affiliates and (iii) any present or proposed business relationship between the ACCESS PERSON (or any party in which he or she has a significant interest) and such issuer or its affiliates.

     E.   Corporate Opportunities

          ACCESS PERSONS shall not take personal advantage of any opportunity properly belonging to a CLIENT.

     F.   Initial Public Offerings

          ACCESS PERSONS shall not directly or indirectly acquire securities in an initial public offering.

     G.   Short Sales

          An ACCESS PERSON may not engage in any short sale of a security if, at the time of the transaction, any CLIENT Account has a long position in such security. Short sales against the box in securities held in a CLIENT Account are permitted except on a day when the CLIENT Account trades in the same security.

     H. Private Placements, Investment Opportunities of Limited Availability and Initial Public Offerings

          ACCESS PERSONS may not directly or indirectly acquire securities in a private placement (including private investment funds such as hedge funds, private equity funds or venture capital funds) or investment opportunity of limited availability including, without limitation, initial public offerings unless the Review Officer determines whether the investment opportunity should be reserved for a CLIENT, and whether such opportunity is being offered to the ACCESS PERSON by virtue of their position with the Adviser. Any ACCESS PERSON who has taken a personal position through a private placement will be under an affirmative obligation to disclose that position in writing to the Review Officer if he or she plays a material role in a CLIENT'S subsequent investment decision regarding the same issuer; this separate disclosure must be made even though the ACCESS PERSON has previously disclosed the ownership of the privately placed security in compliance with the Pre-Trade Clearance requirements of this section. Once disclosure is given, an independent review of the CLIENT'S investment decision will be made.

     I.   Service as a Director

          ACCESS PERSONS shall not serve on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the Review Officer that the board service would be consistent with the interests of CLIENTS.

     J.   Outside Business Activities

          Immediately upon becoming subject to the Code, ACCESS PERSONS shall submit to the Review Officer a complete list and description of all business activities in which the ACCESS PERSON is a BENEFICIAL Owner or performs a significant role.

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     K.   Gifts

          ACCESS PERSONs are prohibited from accepting gifts that (i) fall outside the Adviser's "normal business practice" (generally $500.00 or less) or (ii) are excessive in value from any person or company that does business with the Adviser. Unsolicited business entertainment, including meals or tickets to cultural and sporting events, are permitted if they are not so frequent or of such high value as to raise a question of impropriety.

     L.   Other Prohibited Transactions

          ACCESS PERSONS shall not:

          1. induce or cause a CLIENT to take actions or to fail to take action, for personal benefit rather than for the benefit of the CLIENT;

          2. accept anything other than of DE MINIMIS value or any other preferential treatment from any broker-dealer or other entity with which a CLIENT does business;

          3. establish or maintain an account at a broker-dealer, bank or other entity through which securities transactions may be effected without written notice to the designated Review Officer prior to establishing such an account;

          4. use knowledge of portfolio transactions of a CLIENT for their personal benefit or the personal benefit of others; or

          5. violate the anti-fraud provisions of the federal or state securities laws.

     M.   Short-Term Trading Profits

          ACCESS PERSONS shall not profit from the PURCHASE AND SALE OR SALE AND PURCHASE of SECURITIES HELD OR TO BE ACQUIRED by a CLIENT within 30 calendar days. Any profits realized on such short-term trades shall be disgorged to charity. The designated review officer may grant exceptions to this prohibition in whole or in part and upon such conditions as the review officer may impose if the review officer determines that no harm resulted to a CLIENT and that to require disgorgement would be inequitable or result in undue hardship to the individual who entered into the transaction.

          a.   Short-Term Trading Profits Exclusions and Definitions

               The following transactions shall not be prohibited by this Code and are not subject to the limitations of Section III.M:

               |X| PURCHASES OR SALES of COVERED SECURITIES, where all of the following conditions are met:

                    (i) the company has a market capitalization over $2 billion;

                    (ii) the share market price is not less than $10.00 per share;

                    (iii) the shares have average daily trading volume over 1
                          million shares during the last three calendar months; and

                    (iv) the transaction(s) conducted by/for the ACCESS PERSON(S) involve fewer than 0.50% of average daily trading volume during the last three calendar months;

               |X| PURCHASES OR SALES over which the ACCESS PERSON has no direct or indirect influence or control (for this purpose, you are deemed to have direct or indirect influence or control over the accounts of a spouse, minor children and relatives residing in the ACCESS PERSON'S home);

               |X| PURCHASES OR SALES which are non-volitional on the part of the ACCESS PERSON; and

               |X| purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

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     N.   Recommendations

          ACCESS PERSONS shall not purchase or sell a COVERED SECURITY, for which the ACCESS PERSON makes or participates in making a recommendation, within 15 business days before or after a CLIENT trades in that security except if the ACCESS PERSON is trading in the same direction as the CLIENT. Any profits realized on trades in violation of this restriction shall be disgorged and given to charity. The designated review officer may grant exceptions to this prohibition in whole or in part and upon such conditions as the review officer may impose if the review officer determines that no harm resulted to a CLIENT and that to require disgorgement would be inequitable or result in undue hardship to the individual who entered into the transaction.

IV   REPORTING REQUIREMENTS

     A.   Reporting

          ACCESS PERSONS must report to the designated Review Officer the information described in this Section with respect to transactions in any COVERED SECURITIES in which they have, or by reason of such transaction acquire, any direct or indirect BENEFICIAL OWNERSHIP.

     B.   Exclusions from Reporting

          PURCHASES OR SALES in COVERED SECURITIES in an account in which the ACCESS PERSON has no direct or indirect or CONTROL are not subject to the reporting requirements of this Section.

     C.   Initial Holding Reports

          No later than ten (10) days after an ACCESS PERSON becomes subject to this Code he or she must report the following information:

          1. the title, number of shares and principal amount of each COVERED SECURITY (whether or not publicly traded) in which the ACCESS PERSON has any direct or indirect BENEFICIAL OWNERSHIP as of the date he or she became subject to this Code;

          2. the name of any broker, dealer or bank with whom the ACCESS PERSON maintained an account in which any securities were held for the ACCESS PERSON'S direct or indirect benefit as of the date he or she became subject to this Code; and

          3.   the date that the report is submitted.

     D.   Monthly Transaction Reports

          No later than ten (10) days after the end of a month, ACCESS PERSONS must report the following information:

          1. with respect to any transaction during the month in a COVERED SECURITY (whether or not publicly traded) in which the ACCESS PERSON has, or by reason of such transaction acquired, any direct or indirect BENEFICIAL OWNERSHIP:

               a. the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each COVERED SECURITY involved;

               b. the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               c. the price of the COVERED SECURITY at which the transaction was effected;

               d. the name of the broker, dealer or bank with or through which the transaction was effected; and

               e.   the date that the report is submitted.

          2. with respect to any account established by the ACCESS PERSON in which any COVERED SECURITIES (whether or not publicly traded) were held during the quarter for your direct or indirect benefit:

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               a.   the name of the broker, dealer or bank you established the account;

               b.   the date the account was established; and

               c.   the date that the report is submitted.

     E.   Annual Holdings Reports

          Annually, all ACCESS PERSONS must report the following information (which information must be current as of a date no more than thirty
          (30) days before the report is submitted):

          1. the title, number of shares and principal amount of each COVERED SECURITY (whether or not publicly traded) in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP;

          2. the name of any broker, dealer or bank with whom you maintain an account in which any securities are held for his or her direct or indirect benefit; and

          3.   the date that the report is submitted.

     F.   Certification of Compliance

          All ACCESS PERSONS are required to certify annually (in the form of Attachment A) that they have read and understood the Code and recognize that they are subject to the Code. Further, all ACCESS PERSONS are required to certify annually that they have complied with all the requirements of the Code and have disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

     G.   Alternative Reporting

          The submission to the Review Officer of duplicate broker trade confirmations or statements on all securities transactions shall satisfy the reporting requirements of Sections IV.C, IV.D and IV.E.

     H.   Account Opening Procedures

          All ACCESS PERSONS shall provide written notice to the Review Officer prior to opening any account with any entity through which a COVERED SECURITIES transaction may be effected. In addition, ACCESS PERSONS must promptly:

          1. upon request, provide full access to a CLIENT, its agents and attorneys to any and all records and documents that a CLIENT considers relevant to any securities transactions or other matters subject to the Code;

          2. upon request, cooperate with a CLIENT, or its agents and attorneys, in investigating any securities transactions or other matter subject to the Code;

          3. upon request, provide a CLIENT, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter subject to the Code; and

          4. promptly notify the Review Officer or such other individual as a CLIENT may direct, in writing, from time to time, of any incident of noncompliance with the Code by anyone subject to this Code.

V.   REVIEW OFFICER

     A.   Duties of Review Officer

          Fausto Rotundo has been appointed as the Review Officer to:

          1. review all securities transaction and holdings reports and maintain the names of persons responsible for reviewing these reports;

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          2.   identify all persons subject to this Code who are required to make these reports and promptly inform each person of the requirements of this Code;

          3. compare, on a monthly basis, all COVERED SECURITIES transactions within the past 60 days with each CLIENT'S completed portfolio transactions to determine whether a Code violation may have occurred;

          4. maintain a signed acknowledgement by each person who is then subject to this Code, in the form of Attachment A; and

5. identify persons who are ACCESS PERSONS of the Adviser and inform those persons of their requirements to obtain prior written approval from the Review Officer prior to directly or indirectly acquiring BENEFICIAL OWNERSHIP of a security in any private placement.

     B.   Potential Trade Conflict

          When there appears to be a transaction that conflicts with the Code, the Review Officer shall request a written explanation of the person's transaction. If after post-trade review, it is determined that there has been a violation of the Code, a report will be made by the designated Review Officer with a recommendation of appropriate action to Adviser's Management Committee.

     C.   Required Records

          The Review Officer shall maintain and cause to be maintained:

          1. a copy of any code of ethics adopted by Adviser which has been in effect during the previous five (5) years in an easily accessible place;

          2. a record of any violation of any code of ethics and of any actions taken as a result of such violation, in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs;

          3. a copy of each report made by anyone subject to this Code as required by Section 4 for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;

          4. a list of all persons who are, or within the past five years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by Adviser, in an easily accessible place;

          5. a copy of each written report and certification required pursuant to Section 5(e) of this Code for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and

          6. a record of any decision, and the reasons supporting the decisions, approving the acquisition by ACCESS PERSONS of initial public offerings or privately placed securities for at least five
               (5) years after the end of the fiscal year in which the approval is granted.

     D.   Post-Trade Review Process

          Following receipt of trade confirms and statements, transactions will be screened for potential violations of the Code, including the following:

          1.   Same day trades

               Transactions by ACCESS PERSONS occurring on the same day as the PURCHASE OR SALE of the same security by a CLIENT for which they are an ACCESS PERSON.

          2.   Recommendations

               Transactions by an ACCESS PERSON within 15 business days before and after a CLIENT, for which the ACCESS PERSON makes or participates in making a recommendation, trades in that security.

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          3.   Potential conflicts

               Transactions by ACCESS PERSONS in securities, which, within the most recent 15 days, are or have been held by a CLIENT or are being or have been considered by a CLIENT or Adviser for PURCHASE OR SALE by a CLIENT.

          4.   Other activities

               Transactions that may give the appearance that an ACCESS PERSON has executed transactions not in accordance with this Code.

     E.   Submission to Fund Board

          The Review Officer shall annually prepare a written report to the Board of Directors of each Client that is a registered investment company that:

          1. describes any issues under this Code or its procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

          2. certifies that Adviser has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code.















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                                                                     APPENDIX H1

                             EDGEWOOD MANAGEMENT LLC
                           CODE OF ETHICS DEFINITIONS

(a) ACCESS PERSON means:

     each director or officer of Adviser, any employee or agent of Adviser, or any company in a control relationship to Adviser who, in connection with the person's regular functions or duties, makes, participates in or obtains information regarding the PURCHASE OR SALE of COVERED SECURITIES by a Client advised by Adviser, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

     any natural person in a control relationship to Adviser who obtains information concerning recommendations made to a Client by Adviser with regard to the PURCHASE OR SALE of COVERED SECURITIES by the Client;

(b)  ACT means the Investment Advisers Act of 1940, as amended.

(c) BENEFICIAL OWNER shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all COVERED SECURITIES which an ACCESS PERSON owns or acquires. A BENEFICIAL OWNER of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or INDIRECT PECUNIARY INTEREST (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

     INDIRECT PECUNIARY INTEREST in a security includes securities held by a person's IMMEDIATE FAMILY sharing the same household. IMMEDIATE FAMILY means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

(d) CLIENT means any person or entity with which the Adviser presently maintains an effective investment advisory contract. The meaning of CLIENT shall exclude any person or entity that has terminated their investment advisory contract with Adviser or instructed Adviser to entirely liquidate and/or cease management of all assets.

(e) CONTROL means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. Based upon the facts and circumstances of a given situation, the Review Officer may rebut this presumption.

(f)  COVERED SECURITY means any security except:

     (i)   direct obligations of the Government of the United States;

     (ii)  banker's acceptances and bank certificates of deposits;

     (iii) commercial paper and debt instruments with a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization;

     (iv)  repurchase agreements covering any of the foregoing; and

     (v) shares of registered open-end investment companies not advised or sub-advised by the Adviser.

(g) PURCHASE OR SALE includes, among other things, the writing of an option to purchase or sell.

(h)  SECURITY HELD OR TO BE ACQUIRED by a Client means

     (i) any COVERED SECURITY that, within the most recent 15 days (i) is or has been held by the applicable Client or (ii) is being or has been considered by the Adviser for PURCHASE OR SALE by the applicable Client; and

     (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a COVERED Security.

                                                                     APPENDIX H2


                             EDGEWOOD MANAGEMENT LLC
                                 CODE OF ETHICS

                        IDENTIFICATION OF ACCESS PERSONS
                             (as of January 4, 2006)


      ------------------------------ ------ ----------------------- -----------------------------------------------
      NAME                           AP     AS OF DATE              ASSET CLASS
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Alan Breed                     X      October 4, 2004         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Lawrence Creel                 X      October 4, 2004         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Kevin Seth                     X      October 4, 2004         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Nicholas Stephens              X      October 4, 2004         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Donna Colon                    X      October 4, 2004         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Fausto Rotundo                 X      October 4, 2004         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Scott Edwardson                X      October 4, 2004         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Jim Robillard                  X      October 4, 2004         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Jim Carrier                    X      October 4, 2004         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Julie Pandolfi                 X      October 4, 2004         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Robyn Valentino                X      October 4, 2004         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Alex Farman-Farmaian           X      January 4, 2006         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Kathleen Treutle               X      October 4, 2004         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Ellen Weber                    X      October 4, 2004         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Suzanne Perdue                 X      October 4, 2004         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Nicole Pardo                   X      October 4, 2004         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Adrienne Hensen                X      October 4, 2004         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Sherri Catizone                X      October 4, 2004         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Leslie Clemmons                X      October 4, 2004         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Rosalie Truet                  X      October 4, 2004         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Maria Sicilia                  X      October 4, 2004         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Peter Jennison                 X      January 4, 2006         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Amy Gerry                      X      January 9, 2006         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Krista Duno                    X      January 24, 2006        Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Emily Ma                       X      October 4, 2004         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Bill Banfield                  X      October 4, 2004         Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------
      Michael Parodi                 X      March 28, 2005          Large, Mid & All-Cap Growth; Balanced
      ------------------------------ ------ ----------------------- -----------------------------------------------

       AP=Access Person

                                                                      APPENDIX H
                                                                    ATTACHMENT A


                             EDGEWOOD MANAGEMENT LLC
                                 CODE OF ETHICS

                                 ACKNOWLEDGEMENT


I hereby acknowledge receipt of the Code of Ethics (the "Code") and Statement of Policies and Procedures to Prevent Insider Trading ("Insider Trading Procedures") of Edgewood Management LLC. I certify that I have read and understand the Code and the Insider Trading Procedures, and agree to abide by each of them. I hereby represent that all my personal securities transactions will be effected in compliance with the Code and the Insider Trading Procedures.




________________________________________               _________________________
Signature                                              Date


________________________________________
Printed Name


    THIS FORM MUST BE COMPLETED AND RETURNED TO ADVISER'S COMPLIANCE DEPARTMENT.

                                                                      APPENDIX H
                           PRE-TRADE CLEARANCE(1) FORM              ATTACHMENT B
                      FOR PERSONAL SECURITIES TRANSACTIONS
                              OF SUPERVISED PERSONS

                    SUBJECT SECURITY (THE "SECURITY") DETAILS

Security Name:                                                                     Security Symbol:
                                 ----------------------------                                            ------------------------
Option Expiration Month / Year:                                                    Option Strike Price:
                                 ----------------------------                                            ------------------------
Debt Interest Rate:                                                                Debt Maturity Date:
                                 ----------------------------                                            ------------------------
___________________________________________________________________________________________________________________________________

                            FIDUCIARY CONSIDERATIONS

REQUESTING EMPLOYEE IS TO COMPLETE THE FOLLOWING ITEMS:
Will any Clients own the Security on the anticipated employee trade date? .......................................... [Select One]
Has the Security been under review by Edgewood or is it being considered for such review?.                           [Select One]
Are you seeking this Pre-Trade Clearance to trade more than 0.5% of the average daily volume on the same day and in the opposite direction of any Client transactions for the Security?................... [Select One]
Have any transactions for the Security been conducted
in your Personal Account(s) within the past 30 calendar days?....................................................... [Select One]
Are any Edgewood recommended Client buy or sell
transactions for the Security planned in the succeeding 15 business days?........................................... [Select One]
Are you seeking this Pre-Trade Clearance to trade in the opposite direction of any Edgewood recommended Client transactions for the Security?......................................... [Select One]
TRADING ROOM IS TO COMPLETE THE FOLLOWING ITEMS:
Are any Client buy or sell orders for the Security presently open, planned for today or executed today?.............
                                                                                                                      ------------
Have any Edgewood recommended Client buy or sell
transactions for the Security been executed in the preceding 15 business days?......................................
                                                                                                                      ------------

TRADING ROOM ATTESTATION:(2) __________                                             TRADING ROOM ATTESTATION      _________________
                                                                                                 TIME STAMP:        STAMP REQUIRED
____________________________________________________________________________________________________________________________________

                       ANTICIPATED TRANSACTION INFORMATION

Transaction Type:               [Select One]   Estimated Trade Date:       4/12/2007                Estimated Price:
                  --------------------------                            --------------------                         -------------
Number of shares/contracts:                 Is the investment an initial public offering?........................... [Select One]
                             ------------
Is the investment a private placement or investment opportunity of limited availability?............................ [Select One]
____________________________________________________________________________________________________________________________________

                             EMPLOYEE CERTIFICATION

By executing this form, I certify that the information contained herein is true, accurate and complete and that my trading in this investment conforms to the Code of Ethics and is not based on any material nonpublic information. I understand that Pre-Trade Clearance will only be in effect for two business days from the time of the Compliance Officer's approval.

[Select One]
-----------------------------------         ----------------------------                  ----------------
Employee Name (Printed)                     Employee Signature                            Date
____________________________________________________________________________________________________________________________________

                                                                                           COMPLIANCE REVIEW      _________________
Compliance Determination(3):    ___ Approved  ___ Denied                                         TIME STAMP:       STAMP REQUIRED
                                                                                                                  _________________
---------------------------------           ---------------------------------
Compliance Officer Name (Printed)           Compliance Officer Signature                  Date

------------
(1) Covered Persons are required to complete this Pre-Trade Clearance Form PRIOR to engaging in any personal securities transactions, unless specifically excepted by the Code of Ethics.
(2) Confirms the employee requesting the Pre-Trade Clearance has accurately completed the Fiduciary Considerations.
(3) Compliance determination remains contingent upon the accuracy and completeness of the information presented and certified by the requesting employee.